SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 16, 2013

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

GasCo Revolving Credit Agreement

Dynegy Power, LLC (“GasCo”), an indirect wholly owned subsidiary of Dynegy Inc. (“Dynegy”), as Borrower, entered into a revolving credit agreement (the “Revolving Credit Agreement”), dated January 16, 2013 (the “Closing Date”), among GasCo, its parent, Dynegy Gas Investments Holdings, LLC (“GasCo Holdings”), certain subsidiaries of GasCo party thereto from time to time (the “Subsidiary Grantors” and, together with GasCo and GasCo Holdings, the “Loan Parties”), Royal Bank of Canada, as Administrative Agent, RBC Capital Markets, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets, Inc., Goldman Sachs Bank USA and UBS Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, other financial institutions party thereto as lenders (the “Lenders”) and other parties signatory thereto as grantors.  The proceeds of the loans under the Revolving Credit Agreement will be used for the ongoing working capital requirements and general corporate purposes of GasCo and its subsidiaries. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the agreements filed herewith.

The Revolving Credit Agreement creates a 364-day senior secured revolving credit facility with commitments in principal amount of $150 million (the “Revolving Credit Facility”), which was available on the Closing Date and which commitment amount may be adjusted pursuant to the terms thereof. Amounts borrowed under the Revolving Credit Agreement that are repaid or prepaid may be re-borrowed.  The Revolving Credit Agreement will mature on January 15, 2014 (the “Maturity Date”) and the unpaid outstanding principal amount of each Revolving Loan thereunder will be repaid on or prior to the Maturity Date.  GasCo may reduce the aggregate commitments outstanding under the Revolving Credit Facility without premium or penalty upon notice to the Administrative Agent.   GasCo must pay the Administrative Agent a commitment fee for the account of the Lenders, which will accrue at a rate of 0.50% per year on the average daily unused amount of each Lender’s commitment under the Revolving Credit Facility.

The Revolving Credit Agreement bears interest, at GasCo’s option, at either (a) 3.25% per annum plus the Adjusted LIBO Rate, with respect to any Eurodollar Revolving Loan or (b) 2.25% per annum plus the Alternate Base Rate, with respect to any ABR Revolving Loan.  GasCo may elect from time to time to convert all or a portion of the Revolving Loans from an ABR Borrowing into a Eurodollar Borrowing or vice versa.  The Revolving Credit Agreement requires a mandatory prepayment only in the event the aggregate Revolving Loans exceed the aggregate Revolving Credit Commitments.

The Revolving Credit Agreement contains customary events of default and affirmative and negative covenants including, subject to certain specified exceptions, limitations on amendments to constitutive documents, liens, capital expenditures, acquisitions, subsidiaries and joint ventures, investments, the incurrence of debt, fundamental changes, asset sales, sale-leaseback transactions, hedging arrangements, restricted payments, changes in nature of business, transactions with affiliates, burdensome agreements, amendments of debt and other material agreements, accounting changes, prepayment of indebtedness or repurchases of equity interests and financial covenants specifying minimum thresholds for GasCo’s interest coverage ratios and maximum thresholds for GasCo’s total leverage ratio.  Under the Revolving Credit Agreement, GasCo must maintain a ratio of Consolidated Total Debt (as defined in the Revolving Credit Agreement) to Consolidated Adjusted EBITDA (as defined in the Revolving Credit Agreement) of at least the following levels for the following periods:  Period ending June 30, 2013: 7.00:1.00;  Period ending September 30, 2013: 5.50:1.00; Period ending December 31, 2013: 4.50:1.00.  GasCo must also maintain a ratio of Consolidated Adjusted EBITDA (as defined in the Revolving Credit Agreement) to Consolidated Cash Interest Expense (as defined in the Revolving Credit Agreement) of at least the following levels for the following periods:  Period ending June 30, 2013: 1.25:1.00;  Period ending September 30, 2013: 1.75:1.00; Period ending December 31, 2013: 2.25:1.00.

The Revolving Credit Agreement limits distributions from GasCo Holdings to $135 million per year, provided that as of the date of the proposed distribution, all unrestricted cash and unrestricted Permitted Investments of GasCo and its subsidiaries equals at least $50 million and that proceeds of the Revolving Loans are not used to make such distributions.

The liens granted by the applicable Loan Parties secure the loans made under the Revolving Credit Agreement on a pari passu basis with the term loan facility of the Loan Parties under the Term Loan Documents and are governed by that certain Intercreditor Agreement and the other Security Documents entered into by GasCo and the other Loan Parties, parties thereto. The Intercreditor Agreement also sets forth the terms upon which payments will be applied amongst the secured parties thereunder, terms for enforcement of security interests and the terms upon which such security interests may be released. In addition, the Subsidiary Guarantors guarantee GasCo’s obligations under the

Revolving Credit Agreement to the collateral trustee pursuant to the Guarantee and Collateral Agreement dated as of August 5, 2011 among GasCo, the Subsidiary Guarantors party thereto and Credit Suisse, Cayman Islands Branch, as the collateral trustee (the “Collateral Agreement”).

The summaries of the Revolving Credit Agreement, the Intercreditor Agreement and the Collateral Agreement are qualified in their entirety by the full text of those agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.  The representations, warranties and covenants contained in the Revolving Credit Agreement are made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties to the Revolving Credit Agreement. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Revolving Credit Agreement.

Item 2.03                                           Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Revolving Credit Agreement is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Document
10.1*	Revolving Credit Agreement, dated as of January 16, 2013, among Dynegy Power, LLC, Dynegy Gas Investments Holdings, LLC, and the lenders and other parties thereto.

10.2

Collateral Trust and Intercreditor Agreement, dated as of August 5, 2011 among Dynegy Gas Investment Holdings, LLC, Dynegy Power LLC, the guarantors and the other parties thereto (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on August 8, 2011).

10.3

Guarantee and Collateral Agreement, dated as of August 5, 2011 among Dynegy Power, LLC, the subsidiaries of the borrower from time to time party thereto and other parties thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on August 8, 2011).

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated January 16, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1*	Revolving Credit Agreement, dated as of January 16, 2013, among Dynegy Power, LLC, Dynegy Gas Investments Holdings, LLC, and the lenders and other parties thereto.

10.2

Collateral Trust and Intercreditor Agreement, dated as of August 5, 2011 among Dynegy Gas Investment Holdings, LLC, Dynegy Power LLC, the guarantors and the other parties thereto (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on August 8, 2011).

10.3

Guarantee and Collateral Agreement, dated as of August 5, 2011 among Dynegy Power, LLC, the subsidiaries of the borrower from time to time party thereto and other parties thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on August 8, 2011).

* Filed herewith